Exhibit 99.1

FOR IMMEDIATE RELEASE

INVESTOR RELATIONS:

John Merriwether, (866) 248-3872

InvestorRelations@amctheatres.com

MEDIA CONTACTS:

AMC Entertainment
Ryan Noonan, (913) 213-2183
rnoonan@amctheatres.com

Silver Lake
Patricia Graue, (212) 333-3810
silverlake@brunswickgroup.com

AMC ENTERTAINMENT CLOSES ON $600 MILLION

STRATEGIC INVESTMENT FROM SILVER LAKE

•                             AMC issues $600 million Senior Unsecured Convertible Notes due 2024 to Silver Lake bearing interest at 2.95% and convertible into AMC Class A common stock at $20.50 per share, before giving effect to the special dividend noted below; with ongoing cash interest expense of the Notes to be more than offset by the cash dividend savings no longer being paid on the AMC shares repurchased from Wanda.

•                             AMC repurchases approximately 24 million shares of AMC Class B common stock from Wanda at $17.50 per share (the “Reference Price”), a 12.9% discount to yesterday’s closing price. The pre-dividend conversion price of the Silver Lake Convertible Notes reflects a 17.1% premium to the Reference Price.

•                             On September 28, 2018, AMC will pay a special dividend of $1.55 per share to all AMC Class A and Class B common shareholders of record as of September 25, 2018. The special dividend will not be paid to Wanda on the shares repurchased by AMC. The conversion price of the Notes will be reduced by an amount equal to the special dividend.

•                             Transaction will be cash flow accretive to AMC in 2019 and beyond.

•                             Silver Lake, a private equity firm with over $40 billion of invested or committed capital, and a global leader in technology investing, receives one seat on the AMC Board and a two-year right of first refusal on certain future transfers of AMC shares by Wanda.

•                             With support from Silver Lake in identifying candidates, AMC will add a new independent Director to its Board who will have significant technology experience and knowledge.

•                             This demonstrates Wanda’s ability to sell AMC shares in an orderly manner that is also beneficial to all AMC shareholders.

•                             Wanda and Silver Lake are both wholly committed to continuing AMC’s current growth strategies under the leadership of AMC CEO and President Adam Aron and AMC’s senior management team.

LEAWOOD, KANSAS - (September 14, 2018) — AMC Entertainment Holdings, Inc. (NYSE: AMC) (“AMC” or “the Company”), announced today that it has entered into an agreement with Silver Lake, the global leader in technology investing. Under the agreement, AMC has issued $600 million senior unsecured convertible notes due 2024, bearing interest at 2.95% and convertible into AMC Class A common shares at $20.50 per share, before giving effect to the special dividend announced today. At $20.50 per share, the pre-dividend conversion price reflects a 17.1% premium to the Reference Price.  The Convertible Notes were issued September 14, 2018.

A portion of the proceeds from the Convertible Notes has been used to repurchase 24,057,143 AMC Class B Common shares from, Dalian Wanda Group Co., Ltd (“Wanda”), which represents 31.7% of the AMC Class B common shares held by Wanda, at a price of $17.50 per share. Wanda now owns 51,769,784 AMC Class B Common shares.

A portion of the proceeds from the Convertible Notes will also be used to pay a $1.55 per share special dividend on September 28, 2018 to all AMC Class A Common and Class B Common shareholders of record as of September 25, 2018. The remainder of the proceeds will be used for transaction expenses and general corporate purposes.

As part of the transaction, Silver Lake will appoint one director to the AMC Board of Directors. AMC has also agreed to add a new independent director to its Board who will have significant technology experience and knowledge, with support from Silver Lake.

Additionally, Silver Lake has a two-year right of first refusal on certain future transfers of AMC shares by Wanda, reflecting Silver Lake’s confidence in AMC.

Adam Aron, AMC CEO and President said, “We are very excited to welcome a new highly sophisticated investor with a great track record of success. Silver Lake believes in the inherent value of AMC now, and in the likelihood of AMC’s success going forward resulting from our global leadership position and our proven growth strategies. We expect that Silver Lake will add significant value to AMC as it comes into our Boardroom, given its longstanding experience and savvy in the technology and media sectors.”

Aron continued, “We are also truly pleased that Wanda is continuing with its longstanding commitment to AMC. Wanda’s majority ownership began in 2012, and they are expected to remain a sizable and supportive shareholder for AMC into the future. Wanda has been a terrific shareholder, and I have the highest respect and affection for the Wanda executives with whom we regularly interact.”

Aron added, “We believe the intricacies and deployment of the Convertible Notes we have chosen are particularly compelling.  Importantly, this transaction is accretive from a free-cash-flow perspective in 2019 and beyond, as the interest expense arising from these new Convertible Notes is more than fully offset by the cash dividend savings on the shares we have repurchased from Wanda. The spread between the $17.50 per share repurchase price from Wanda and the equity conversion price for Silver Lake is also appealing. The transaction also eliminates the uncertainty and share price volatility surrounding any potential offering at this time of Wanda’s shares directly into the market. Additionally, we also believe that all of our shareholders will benefit from the $1.55 per share special dividend being paid a few weeks from now.”

Lee Wittlinger, a Silver Lake Managing Director who will join the AMC Board of Directors, said, “We are excited to partner with AMC, the global leader in film exhibition with nearly a century of history, and its highly talented management team led by Adam Aron.”  He added, “AMC’s category-leading investment in enhanced customer experience, geographic expansion, as well as innovation around the customer engagement model — including the highly successful recent launch of the AMC Stubs A-List program — has set the company up for long-term success. We look forward to helping AMC continue to leverage technology to serve its movie-goers and studio partners around the world.”

THE CONVERTIBLE NOTES

The financial instruments are $600 million of senior unsecured convertible notes bearing interest at 2.95% and convertible into AMC Class A common shares at $20.50 per share ($18.95 per share giving effect to the special dividend).

Silver Lake generally cannot convert the Convertible Notes into equity in the first year after issuance. The terms and provisions of the Convertible Notes and related transactions will be described in more detail in a Form 8-K filing to be made with the U.S. Securities and Exchange Commission.

The conversion price is subject to customary anti-dilution adjustments. In addition, subject to certain conditions and limitations, the conversion price is subject to a downward adjustment on the second anniversary of issuance, if the conversion price per Class A Common share then in effect is more than 20% above the then current market price per Class A Common share. In the event AMC is required to issue additional Class A Common shares upon conversion as a result of such adjustment, Wanda has agreed to forfeit without consideration its own shares, subject to a cap of approximately 5.66 million of such incremental number of shares.

AMC CLASS B COMMON SHARE REPURCHASE

Approximately $421 million of the proceeds from the Convertible Notes have been used to acquire 24,057,143 AMC Class B common shares held by Wanda at a price of $17.50 per share which is 12.9% below yesterday’s market close.

The repurchase reflects an immediate reduction in Wanda’s ownership stake of AMC. Wanda now owns 50.01% of AMC through its 51,769,784 Class B Common shares.  Assuming full conversion of the Convertible Notes into AMC Class A Common shares, based on the current conversion price and shares outstanding, Wanda would own approximately 38% of AMC shares.

In either case, with the rights of its Class B common shares, Wanda retains voting control of AMC.

SPECIAL DIVIDEND

Approximately $160 million of the proceeds from the Convertible Notes will fund a $1.55 per share special dividend to all AMC Class A and Class B shareholders. The dividend will be payable on September 28, 2018 to all shareholders of record as of September 25, 2018.

REVIEW BY AMC BOARD OF DIRECTORS SPECIAL COMMITTEE

After a substantial and thorough review of the transaction by a special committee of the AMC Board of Directors, with the assistance of its legal and financial advisors, the transaction was unanimously recommended by the Special Committee for the subsequent approval of the AMC Board of Directors.

ADVISORS

Goldman Sachs & Co. LLC and Weil, Gotshal and Manges LLP acted as advisor and legal counsel to the Company. Moelis & Company LLC and Skadden, Arps, Slate, Meagher & Flom LLP acted as advisor and legal counsel to the Special Committee of the AMC Board of Directors. Simpson Thacher & Bartlett LLP acted as advisor and legal counsel to Silver Lake.

CONFERENCE CALL/WEBCAST INFORMATION

The Company will host a conference call via webcast for investors and other interested parties beginning at 10:00 a.m. CDT/11:00 a.m. EDT on Friday, September 14, 2018. To listen to the conference call via the internet, please visit the investor relations section of the AMC website at www.investor.amctheatres.com for a link to the webcast. Investors and interested parties should go to the website at least 15 minutes prior to the call to register, and/or download and install any necessary audio software.

Participants may also listen to the call by dialing (877) 407-3982, or (201) 493-6780 for international participants.  An archive of the webcast will be available on the Company’s website after the call for a limited time.

About AMC Entertainment Holdings, Inc.

AMC is the largest movie exhibition company in the U.S., in Europe and throughout the world with more than 1,000 theatres and nearly 11,000 screens across the globe. AMC has propelled innovation in the exhibition industry by: deploying its signature power-recliner seats; delivering enhanced food and beverage choices; generating greater guest engagement through its loyalty program, web site and smartphone apps; offering premium large format experiences and playing a wide variety of content including the latest Hollywood releases and independent programming. AMC operates among the most productive theatres in the United States’ top markets, having the #1 or #2 market share positions in 22 of the 25 largest metropolitan areas of the United States, including the top three markets (NY, LA, Chicago). Through its Odeon subsidiary AMC operates in 14 European countries and is the #1 theatre chain in Estonia, Finland, Italy, Latvia, Lithuania, Norway, Spain, Sweden and UK & Ireland. In a joint partnership with The Development and Investment Entertainment Company, a subsidiary of The Public Investment Fund of Saudi Arabia, AMC also operates AMC Cinemas in the Kingdom of Saudi Arabia. For more information, visit  www.amctheatres.com.

About Silver Lake

Silver Lake is the global leader in technology investing, with about $42.5 billion in combined assets under management and committed capital and a team of approximately 100 investment and value creation professionals located in Silicon Valley, New York, London, and Hong Kong. Silver Lake’s portfolio of investments collectively generates more than $170 billion of revenue annually and employs more than 340,000 people globally. The Silver Lake portfolio includes leading technology and technology-enabled businesses such as Alibaba Group, Ancestry, Broadcom Limited, Cast & Crew, Ctrip, Dell Technologies, Endeavor, Fanatics, Global Blue, GoDaddy, Motorola Solutions, Red Ventures, Sabre, SoFi, SolarWinds, Symantec, Unity, Weld North Education and WP Engine. For more information about Silver Lake and its entire portfolio, please visit  www.silverlake.com.

Website Information

This press release, along with other news about AMC, is available at  www.amctheatres.com. We routinely post information that may be important to investors in the Investor Relations section of our website, www.investor.amctheatres.com. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD, and we encourage investors to consult that section of our website regularly for important information about AMC. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document. Investors interested in automatically receiving news and information when posted to our website can also visit www.investor.amctheatres.com to sign up for email alerts.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “plan,” “estimate,” “will,” “would,” “project,” “maintain,” “intend,” “expect,” “anticipate,” “prospect,” “strategy,” “future,” “likely,” “may,” “should,” “believe,” “continue,” “opportunity,” “potential,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are based on information available at the time the statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks, trends, uncertainties and other facts that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements and include statements made with respect to the anticipated benefits of the transaction, including on AMC’s results of operations and the price of AMC’s common stock. These risks, trends, uncertainties and facts include, but are not limited to, risks related to: plans and intentions of large investors regarding their respective investments in AMC; liquidity needs of large investors; motion picture production and performance; AMC’s lack of control over distributors of films; intense competition in the geographic areas in which AMC operates; increased use of alternative film delivery methods or other forms of entertainment; shrinking exclusive theatrical release windows; international economic, political, regulatory and other risks; risks and uncertainties relating to AMC’s significant indebtedness; AMC’s ability to execute cost cutting and revenue enhancement initiatives; box office performance; limitations on the availability of capital; risks relating to AMC’s inability to achieve the expected benefits and performance from its recent acquisitions; AMC’s ability to refinance its indebtedness on favorable terms; optimizing AMC’s theatre circuit through construction and the transformation of its existing theatres may be subject to delay and unanticipated costs; failures, unavailability or security breaches of AMC’s information systems; risks relating to impairment losses, including with respect to goodwill and other intangibles, and theatre and other closure charges; AMC’s ability to utilize net operating loss carryforwards to reduce its future tax liability or valuation allowances taken with respect to deferred tax assets; review by antitrust authorities in connection with acquisition opportunities; risks relating to unexpected costs or unknown liabilities relating to recently completed acquisitions; risks relating to the potential dilution of our existing stockholders due to the Convertible Notes; risks relating to the incurrence of legal liability including costs associated with recently filed class action lawsuits; general political, social and economic conditions and risks, trends, uncertainties and other factors discussed in the reports AMC has filed with the SEC. Should one or more of these risks, trends, uncertainties or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. For a detailed discussion of risks, trends and uncertainties facing AMC, see the section entitled “Risk Factors” in AMC’s Annual Report on Form 10-K, filed with the SEC on March 1, 2018, and the risks, trends and uncertainties identified in its other public filings. AMC does not intend, and undertakes no duty, to update any information contained herein to reflect future events or circumstances, except as required by applicable law.

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